UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 11, 2010)

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 11, 2010, Accellent Inc. (the “Company”) issued a press release announcing that, in connection with the previously announced cash tender offer and consent solicitation by the Company to purchase for cash any and all of its outstanding 10 1/2% senior subordinated notes due 2013 (the “Notes”), the tender period expired at 11:59 p.m., New York City time, on November 10, 2010. No additional Notes were tendered since the consent payment deadline on October 27, 2010.

As previously announced, the Company purchased for cash, on October 28, 2010, $230,767,000 of the tendered Notes. Also as previously announced, the Company will redeem for cash any and all of its outstanding Notes on December 1, 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press Release, issued by Accellent Inc. on November 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	ACCELLENT INC.

	By:	/s/ Craig Campbell
		Name:	Craig Campbell
		Title:	Vice President, Chief Accounting Officer & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Accellent Inc. on November 11, 2010